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                                                                    Exhibit j(2)


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the use of our reports each dated September 14, 2001 on the financial statements and financial highlights of Liquid Assets Portfolio and
Prime Portfolio, each a series of Short-Term Investments Company.   Such
financial statements and financial highlights are included in the Post Effective Amendment No. 18 to the Registration Statement on Form N-1A of Short-Term
Investments Company.   We also consent to the references to our Firm in such
Registration Statement.



                                    /S/ TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
DECEMBER 18, 2001